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                                                               EXHIBIT - h(3)(a)

                                    EXHIBIT A

      THIS EXHIBIT A, dated as of October 31, 2005 is Exhibit A to that certain Administration Assistance Services Agreement dated as of December 16, 2002 between PFPC Inc., Meridian Fund, Inc. and Aster Investment Management Co., Inc.

                                   PORTFOLIOS

                           Meridian Equity Income Fund
                              Meridian Growth Fund
                               Meridian Value Fund

      IN WITNESS WHEREOF, the parties hereto have caused this revised Exhibit A to be executed by their duly authorized officers, as of the day and year first above written.

MERIDIAN FUND, INC.                     PFPC INC.

By: /s/ Gregg B. Keeling                By: /s/ Dennis J. Westley
    --------------------                    ------------------------
Name: Gregg B. Keeling                  Name: Dennis J. Westley
Title: CFO                              Title: SVP

ASTER INVESTMENT
MANAGEMENT COMPANY INC.

By: /s/ Gregg B. Keeling                Business Approval By: DW
    --------------------                Date: 10/19/05
Name: Gregg B. Keeling
Title: VP of Operations                 Legal Approval By: AA
                                        Date: 9/29/05